DISTRIBUTION AGREEMENT

Distribution Agreement made this 1st day of July, 2025, by and between The Select Sector SPDR® Trust, a Massachusetts business trust (the “Trust”), and State Street Global Advisors Funds Distributors, LLC (the “Distributor”) (the “Agreement”).

WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of portfolios of securities (each a “Fund” and collectively the “Funds”), having filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-1A (1933 Act File No. 333-57791; 1940 Act File No. 811-08837) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended;

WHEREAS, the Agreement shall take effect for each respective Fund as of the date set forth in Annex II hereto;

WHEREAS, the Trust intends to create and redeem shares of beneficial interest, par value $.001 per Share (the “Shares”) of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

WHEREAS, the Shares of each Fund will be listed on a national securities exchange (“Listing Exchange”) and traded under the symbols set forth in Annex I hereto;

WHEREAS, the Trust desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

WHEREAS, the Board of Trustees of the Trust (the “Board”) has adopted a plan of distribution pursuant to Rule 12b-1 under the 1940 Act (each a “12b-1 Plan”) with respect to certain Funds and may, with respect to such Funds, make payments to the Distributor pursuant to such 12b-1 Plans, subject to and in accordance with the terms and conditions thereof and any related agreements;

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Distributor desires to provide such services to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.  Appointment. The Trust hereby appoints the Distributor as the exclusive distributor for Creation Unit aggregations of Shares of each Fund listed in Annex I hereto, as may be amended by the parties from time to time, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the 1933 Act and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

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2.  Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a)  “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time;

(b)  “Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

(c)  “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

(d)  All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.  Duties of the Distributor.

(a)  The Trust grants to the Distributor the exclusive right to receive all orders for purchases of Creation Units of each Fund from Participating Parties or DTC Participants which have executed a Participant Agreement (“Authorized Participants”) and to transmit such orders to the Trust in accordance with the Registration Statement and Prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the Trust to accept Deposit Securities and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to accept any certain number of orders for Creation Units and nothing herein shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

(b)  The Distributor agrees to act as agent of the Trust with respect to the continuous distribution of Creation Units of each Fund as set forth in the Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (a) at the request of the Trust, the Distributor shall enter into Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent in accordance with the Registration Statement and Prospectus and in the form attached hereto as Exhibit A; (b) the Distributor shall generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser; (c) the Distributor shall deliver copies of the prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the Statement of Additional Information; and (d) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(c)  (i)  The Distributor agrees to use all reasonable efforts, consistent with its other business, to facilitate the purchase of Creation Units through Authorized Participants in accordance with the procedures set forth in the Prospectus and the Participant Agreement.

(ii)  Pursuant to this Agreement, the Distributor shall facilitate the coordination of the performance of any marketing and promotional services, including advertising; the development and implementation of any marketing plan; and clearing and filing all advertising, sales, marketing and promotional materials of the Funds with the FINRA as provided below.

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(d)  The Distributor agrees to administer the 12b-1 Plan on behalf of the Trust. The Distributor shall set up and maintain a system of recording payments for fees and reimbursement of expenses disseminated pursuant to this Agreement and any other related agreements under the Funds’ 12b-1 Plans and shall, pursuant to the 1940 Act, report such payment activity under the 12b-1 Plan to the Trust at least quarterly. For the avoidance of doubt, to the extent the 12b-1 Plan does not provide for a payment from the Funds to the Distributor, the Distributor shall pay such expenses out of its own resources.

(e)  The Distributor shall provide toll-free lines, by way of the relevant Listing Exchange’s product hotline for direct investor and shareholder use between the hours of 9:30 a.m. and 4:00 p.m. Eastern time on each day such Listing Exchange is open for business, with appropriate FINRA licensed order taking and distribution services staff.

(f)  All activities by the Distributor and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, the instructions of the Board and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including the FINRA and the relevant Listing Exchange.

(g)  Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

(h)  If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and Distributor’s authority to process orders for Creation Units on behalf of the Trust, upon due notice to the Distributor, if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(i)  The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Trust or the Trust’s shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(j)  At the request of the Trust, the Distributor shall enter into agreements in the form specified by the Trust (each a “Participant Agreement”) with participants in the system for book-entry of The Depository Trust Company and the NSCC as described in the Prospectus.

(k)  The Distributor shall ensure that all direct requests for Prospectuses and Statements of Additional of Information are fulfilled. In addition, the Distributor shall arrange to provide the relevant Listing Exchange (and any other stock exchange on which the Shares may be listed) with copies of Prospectuses to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that prospectuses and statements of additional information are available, including by (i) advising the relevant Listing Exchange on behalf of its member firms of the

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same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with the FINRA, and (iii) as may otherwise be required by the Commission.

(l)  The Distributor agrees to make available, at the Trust’s request, a member of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board.

(m)   Review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order and file such materials when necessary or appropriate.

(n)  The Distributor is authorized to and may employ or associate with such person or persons as the Distributor may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Distributor and that the Distributor shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

(o)    With respect to such Funds where the Distributor is receiving compensation under Annex I, the Distributor shall develop and implement a strategic marketing plan which shall include a sales and advertising plan for the Funds and provide periodic reporting to the Board on the plan. The method of allocation for the strategic marketing plan shall be subject to the annual review and approval of the Board.

4.  Duties of the Trust.

(a)  The Trust agrees to issue Creation Unit aggregations of Shares of each Fund and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus.

(b)  The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust will make available to the Distributor such number of copies of its then currently effective Prospectus, or any supplement, as the Distributor requires to meet its obligations hereunder or as it may otherwise reasonably request. The Trust will furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust shall keep the Distributor informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

(c)  The Trust represents to the Distributor that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Trust will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement.

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5.  Fees and Expenses.

(a) The Distributor will bear at its own expense (and not from the fees received by it from the Funds) the costs to: (i) enter into agreements with the Authorized Participants, (ii) generate confirmations, deliver copies of the prospectus and statement of additional information to the Authorized Participants, and maintain communication links to the Trust’s transfer agent (e.g., FundConnect), (iii) administer the Distributor’s reporting to the Board under this Agreement pursuant to the 12b-1 Plan in effect for each respective Fund, (iv) provide a toll-free investor line, (v) attend Board meetings as required under this Agreement, (vi) maintain the records required of a broker-dealer registered under the 1934 Act and to maintain its registration or qualification as a dealer or broker under federal or state laws, (vii) clear and file sales material with FINRA (exclusive of FINRA filing fees).

(b) For all services provided by the Distributor under this Agreement other than those specifically described in paragraph (a) of this Section, the Trust shall pay to the Distributor such compensation as is designated in Annex I to this Agreement pursuant to the 12b-1 Plan in effect for each respective Fund. To the extent Annex I does not provide a payment to the Distributor, the Distributor shall be responsible for all other expense incurred in connection with the distribution services contemplated herein, except as specifically set forth in this Agreement.

6.  Indemnification.

(a)  The Trust agrees to indemnify and hold harmless the Distributor and any soliciting dealer that enters into a Soliciting Dealer Agreement with the Distributor, which provides for such indemnification, in the form approved by the Board (each an “Indemnified Dealer”) and each of the directors, officers, agents and employees and any person who controls the Distributor or the Indemnified Dealer within the meaning of Section 15 of the 1933 Act (any of the Distributor, any Indemnified Dealer, their officers, agents, employees and directors or such control persons, for purposes of this paragraph, an “Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon an allegation or the claim that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. The Trust will also not indemnify any Indemnitee with respect to any untrue statement or omission made in the Registration Statement or Prospectus that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Trust in favor of any Indemnitee to be deemed to protect the Indemnitee against any liability to the Trust or its shareholders to which the Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee unless the Indemnitee shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been

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served upon Indemnitee (or after Indemnitee shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to any Indemnitee against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to Indemnitee, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor and any Indemnified Dealer promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

(b)  The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Affiliates”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) which the Trust Affiliate may incur under the 1933 Act or any other statute or common law, but only to the extent that such loss, liability, claim, damages or expense shall arise out of or be based upon (i) the allegation of any wrongful act of the Distributor or any of its employees or (ii) allegation that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with written information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Trust or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or the first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust Affiliate against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issuance and sale of any of the shares.

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(c)  No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

7.  Representations.

(a)  The Distributor represents and warrants that (i) it is duly organized as a Delaware Limited Liability Corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; and (iv) it is registered as a broker-dealer under the 1934 Act and is a member of the FINRA.

(b)  The Trust represents and warrants that (i) it is duly organized as a Massachusetts business trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound.

8.  Duration, Termination and Amendment.

(a)  This Agreement shall be effective with respect to a Fund as of the date set forth in Annex II hereto, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the vote of a majority of the Board, and by the vote of those Trustees who are not “interested persons” of the Trust (the “Independent Trustees”) and, for the Funds that have adopted a 12b-1 Plan, by the vote of those Trustees who are not “interested persons” of the Trust and who are not parties to such plan or this Agreement and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of the Independent Trustees or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on at least sixty (60) days’ prior written notice to the Distributor. In addition, this Agreement may be terminated at any time by the Distributor upon at least sixty (60) days’ prior written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms “assignment” and “interested persons” shall have the respective meanings specified in the 1940 Act.

(b)  During such period as the Distributor receives compensation pursuant to the 12b-1 Plans, and this Agreement constitutes a 12b-1 Plan related agreement, (i) any material amendment to this Agreement requires the approval provided for in paragraph (a) with respect to annual renewals of this Agreement, and (ii) any amendment that materially increases the amount to be spent for distribution services requires the additional approval of the majority of the Trust’s outstanding voting securities (as defined in the 1940 Act) of each affected Fund; and (iii) the selection and nomination of those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees of the Trust who are not such “interested persons” of the Trust;

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(c)  No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought;

(d)  This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof, and contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

9.  Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed electronic mail, facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

If to the Distributor:

State Street Global Advisors Funds Distributors, LLC

1290 Avenue of the Americas, 6th Floor

New York, NY 10104

Attention: SPDR ETF Capital Markets

E-mail: USSPDR-CapitalMarkets@ssga.com

Copy to: USSPDR-marketsoversight@ssga.com

If to the Trust:

The Select Sector SPDR Trust

One Iron Street

Boston, MA 02210

Attention: SSGA Funds Management

E-mail: USSPDR-CapitalMarkets@ssga.com

Copy to: USSPDR-marketsoversight@ssga.com

10.  Limitation of Liability. The Distributor is expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust under this contract shall be limited in all cases to the Trust and its assets. The Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, nor shall the Distributor seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust. The Distributor understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

11.  Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

12.  Counterparties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.  Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

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14.  Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy which covers services by the Distributor hereunder.

15.  Segregation of Fees and Expenses. Amounts paid by each Fund to the Distributor under its 12b-1 Plan either for distribution related services or shareholder services shall not be used to pay for the distribution of Shares of, or shareholder servicing in respect of, any other Fund. However, fees under the 12b-1 Plan attributable to the Trust as a whole shall be allocated to each Fund that has adopted a 12b-1 Plan according to the method adopted by the Board. Fees attributable to the Trust as a whole shall include any amounts payable under the 12b-1 Plans to the Distributor for its services rendered hereunder. The Distributor’s allocation of such 12b-1 Plan fees shall be subject to review by the Board.

16.  Limitation of Liability. The Amended and Restated Declaration of Trust dated October 23, 1998, as amended, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Select Sector SPDR® Trust means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

THE SELECT SECTOR SPDR® TRUST

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	President

STATE STREET GLOBAL ADVISORS FUNDS DISTRIBUTORS, LLC

By:	/s/ Allison Bonds Mazza
Name:	Allison Bonds Mazza
Title:	President

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Annex I

To the Distribution Agreement by and between

The Select Sector SPDR® Trust and State Street Global Advisors Funds Distributors, LLC

ETF	Trading Symbol	Listing Exchange	Fee*
The Communication Services Select Sector SPDR® Fund	XLC	NYSE Arca, Inc.	1.8125 bps
The Consumer Discretionary Select Sector SPDR® Fund	XLY	NYSE Arca, Inc.	1.8125 bps
The Consumer Staples Select Sector SPDR® Fund	XLP	NYSE Arca, Inc.	1.8125 bps
The Energy Select Sector SPDR® Fund	XLE	NYSE Arca, Inc.	1.8125 bps
The Financial Select Sector SPDR® Fund	XLF	NYSE Arca, Inc.	1.8125 bps
The Health Care Select Sector SPDR® Fund	XLV	NYSE Arca, Inc.	1.8125 bps
The Industrial Select Sector SPDR® Fund	XLI	NYSE Arca, Inc.	1.8125 bps
The Materials Select Sector SPDR® Fund	XLB	NYSE Arca, Inc.	1.8125 bps
The Real Estate Select Sector SPDR® Fund	XLRE	NYSE Arca, Inc.	1.8125 bps
The Technology Select Sector SPDR® Fund	XLK	NYSE Arca, Inc.	1.8125 bps
The Utilities Select Sector SPDR® Fund	XLU	NYSE Arca, Inc.	1.8125 bps
The Communication Services Select Sector SPDR® Premium Income Fund	XLCI	NYSE Arca, Inc.	None
The Consumer Discretionary Select Sector SPDR® Premium Income Fund	XLYI	NYSE Arca, Inc.	None
The Consumer Staples Select Sector SPDR® Premium Income Fund	XLSI	NYSE Arca, Inc.	None
The Energy Select Sector SPDR® Premium Income Fund	XLEI	NYSE Arca, Inc.	None
The Financial Select Sector SPDR® Premium Income Fund	XLFI	NYSE Arca, Inc.	None
The Health Care Select Sector SPDR® Premium Income Fund	XLVI	NYSE Arca, Inc.	None
The Industrial Select Sector SPDR® Premium Income Fund	XLII	NYSE Arca, Inc.	None
The Materials Select Sector SPDR® Premium Income Fund	XLBI	NYSE Arca, Inc.	None
The Real Estate Select Sector SPDR® Premium Income Fund	XLRI	NYSE Arca, Inc.	None
The Technology Select Sector SPDR® Premium Income Fund	XLKI	NYSE Arca, Inc.	None
The Utilities Select Sector SPDR® Premium Income Fund	XLUI	NYSE Arca, Inc.	None

* As consideration for the Distributor’s distribution services to each of the Funds, the Distributor shall receive from each Fund an annual Fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month of the stated annual percentages of each Fund’s average daily net assets during the month.

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Annex II

Effective Date of Distribution Agreement

ETF	Effective Date of Distribution Agreement
The Communication Services Select Sector SPDR® Fund	December 1, 2025
The Consumer Discretionary Select Sector SPDR® Fund	December 1, 2025
The Consumer Staples Select Sector SPDR® Fund	December 1, 2025
The Energy Select Sector SPDR® Fund	December 1, 2025
The Financial Select Sector SPDR® Fund	December 1, 2025
The Health Care Select Sector SPDR® Fund	December 1, 2025
The Industrial Select Sector SPDR® Fund	December 1, 2025
The Materials Select Sector SPDR® Fund	December 1, 2025
The Real Estate Select Sector SPDR® Fund	December 1, 2025
The Technology Select Sector SPDR® Fund	December 1, 2025
The Utilities Select Sector SPDR® Fund	December 1, 2025
The Communication Services Select Sector SPDR® Premium Income Fund	July 1, 2025
The Consumer Discretionary Select Sector SPDR® Premium Income Fund	July 1, 2025
The Consumer Staples Select Sector SPDR® Premium Income Fund	July 1, 2025
The Energy Select Sector SPDR® Premium Income Fund	July 1, 2025
The Financial Select Sector SPDR® Premium Income Fund	July 1, 2025
The Health Care Select Sector SPDR® Premium Income Fund	July 1, 2025
The Industrial Select Sector SPDR® Premium Income Fund	July 1, 2025
The Materials Select Sector SPDR® Premium Income Fund	July 1, 2025
The Real Estate Select Sector SPDR® Premium Income Fund	July 1, 2025
The Technology Select Sector SPDR® Premium Income Fund	July 1, 2025
The Utilities Select Sector SPDR® Premium Income Fund	July 1, 2025

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THE SELECT SECTOR SPDR® TRUST

PARTICIPANT AGREEMENT

This Participant Agreement (the “Agreement”) is entered into by and among State Street Global Advisors Funds Distributors, LLC (the “Distributor”), State Street Bank and Trust Company, as transfer agent (the “Transfer Agent”) and               [Participant’s Name and NSCC#] (the “Participant”) and is subject to acceptance by The Select Sector SPDR Trust (the “Trust”). The Trust is an open-end management investment company organized as a Massachusetts business trust consisting of separate investment portfolios. The Distributor has been retained as principal underwriter for the series of the Trust set forth in Schedule A attached hereto (each, a “Fund” and collectively, the “Funds”), and provides certain services in connection with the sale and distribution of shares of beneficial interest of the Funds (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services with respect to the purchase and redemption of Shares.

As specified in the Funds’ prospectuses and statements of additional information, as may be amended or supplemented from time to time (together, the “Prospectus”), Shares may be purchased or redeemed from a Fund only in aggregations of a specified number of Shares as set forth in the Prospectus (each, a “Creation Unit” and collectively, the “Creation Units”). The Prospectus describes the primary form of consideration to be provided to the applicable Fund by the Participant for its own account or on behalf of any party for which it is acting (whether a customer or otherwise) (“Participant Client”), which generally includes a designated portfolio of securities (the “Deposit Securities”) and/or cash. Creation Units shall generally be redeemed in exchange for Fund securities (“Fund Securities”) and/or cash, as described in the Prospectus. The Participant also pays applicable transaction fees (“Transaction Fees”) and Taxes (as defined below). All references to “cash” shall refer to US Dollars. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth the terms and procedures pursuant to which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process”, or (ii) outside the Clearing Process (i.e., through the facilities of The Depository Trust Company (“DTC”)).

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.	STATUS AND ROLE OF PARTICIPANT.

a. Clearing Status. The Participant represents, covenants and warrants that with respect to orders for the purchase of Creation Units (“Creation Orders”) or orders for the redemption of Creation Units (“Redemption Orders” and, together with “Creation Orders”, “Orders”) of any Fund (i) by means of the Clearing Process, it is a member in good standing of the NSCC and a participant in the CNS System of the NSCC and agrees that it will remain in good standing throughout the term of this Agreement (a “Participating Party”); (ii) outside the Clearing Process, it is a DTC Participant (a “DTC Participant”); and (iii) it has the ability to transact through the Federal Reserve System. The Participant may place Orders either through the Clearing Process or outside the Clearing Process, subject to the procedures for purchase and redemption of Creation Units set forth in the Prospectus, this Agreement and all attachments hereto, as may be amended from time to time (the “Procedures”). Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

b. Broker-Dealer Status. The Participant represents, covenants and warrants that it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA (including any NASD Rules that remain operative until such rules are subsequently renamed, repealed, rescinded or are otherwise replaced by FINRA Rules), and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. Any change in the foregoing status of Participant shall result in the automatic termination of this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

c. Underwriter Status. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

d. Agency. The Participant shall have no authority in any transaction to act as agent of the Distributor, Transfer Agent, the Trust or their agents. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Transfer Agent or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

e. Rights and Obligations as DTC Participant. The Participant agrees that in connection with any transactions in which it acts for a Participant Client, including, without limitation, for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each, a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant, in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

f. Qualified Institutional Buyer Status. The Participant represents, covenants and warrants that it currently is, and will continue to be throughout the term of this Agreement, a “qualified institutional buyer” as such term is defined in Rule 144A of the 1933 Act. Any change in the foregoing status of Participant shall terminate this Agreement and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

g. No Affiliation. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except to the extent that the Participant may be deemed to be an affiliated person under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”), due to ownership of Shares. The Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of any change to the foregoing status.

h. Agent for Proxy. The Participant represents, covenants and warrants that, from time to time, it may be a beneficial owner and/or record owner of Shares. The Participant hereby irrevocably appoints the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares which the Participant has not rehypothecated and which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto (such appointment is referred to herein as the “Proxy”). The Participant represents that it has all the necessary legal power and authority to appoint an attorney and proxy to vote all such Shares. The Distributor intends to vote (or abstain from voting) such Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund (“Mirror Vote”) on any matter submitted to the vote of shareholders of such Fund with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person. The Participant acknowledges that any Mirror Vote cast by the Distributor with respect to any shareholders’ meeting will likely be an approximation of the true shareholder vote since the Distributor anticipates that it will be requested to vote such Shares in advance of any actual shareholders’ meeting (e.g., 24 hours in advance).

For purposes of this Section 1.h., beneficially owned Shares shall not include those Shares for which the Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. In connection with the exercise of this Proxy, at the time a vote arises with respect to Shares covered by this Proxy and the Participant receives notice of such vote, it shall be the responsibility of the Participant to promptly instruct the Distributor in writing as to the number of Shares, as of the relevant record date established by the Trust, that are to be voted by the Distributor as attorney and proxy pursuant to this Proxy (i.e., the number of shares beneficially owned by the Participant).

The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. The powers of such attorney and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant. The Distributor may terminate this Proxy (i.e., Section 1.h.) after sixty (60) days written notice to the Participant and termination of this Proxy by itself shall not serve to terminate the Agreement.

Notwithstanding any provision of this Agreement to the contrary, neither the Distributor nor any of its subsidiaries, affiliates, directors, officers, partners, members, employees and agents, or each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, as amended (each, a “Proxy Indemnified Person), shall be liable, responsible or accountable for damages or otherwise to the Participant or any other beneficial owners of Shares, or to any or all of their respective successors and assigns, by reason of any act or omission related to the possession or exercise of this Proxy, and the Participant shall indemnify, defend and hold harmless each Proxy Indemnified Person in respect of the same.

2.	EXECUTION OF ORDERS (GENERAL TERMS).

a. Purchase and Redemption of Creation Units. All Orders shall be handled by each party hereto in accordance with the terms of the Prospectus and this Agreement (which includes the Procedures). Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event of a conflict between the Prospectus and the Procedures, the Prospectus shall control.

b. NSCC. Solely with respect to orders for the purchase or redemption of Creation Units through the Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, consistent with the instructions issued by the Participant. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

c. Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Transfer Agent and/or their affiliated persons will be recorded, and the Participant hereby consents to the recording of all calls with any of those parties.

d. Irrevocability. The Participant acknowledges and agrees on behalf of itself and any Participant Client that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor on behalf of the Trust each reserve the right to reject any Order for any reason.

e. Prospectus Delivery. The Participant understands a current Prospectus and all required reports for each applicable Fund are available at www.spdrs.com (or any successor website). The Distributor will provide to the Participant copies of the prospectus, and the Participant consents to the delivery of all prospectuses electronically by e-mail at       @          .com [Participant’s e-mail address]. The Participant agrees to maintain a valid e-mail address and further agrees to promptly notify the other parties if its e-mail address changes. The Participant can revoke this consent upon written notice to the other parties. Notwithstanding the foregoing, the Distributor agrees to provide to the Participant upon request a reasonable number of paper copies of either (i) a Fund’s statutory prospectus or (ii) in the sole discretion of the Distributor, a Fund’s summary prospectus in accordance with Rule 498 under the 1933 Act (or any successor rule). The Participant acknowledges receipt of the Prospectus and represents it has reviewed the Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the purchase and redemption of Shares are incorporated herein by reference.

3.	EXECUTION OF ORDERS FOR CREATION UNITS.

a. Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client that, upon delivery of a portfolio of Deposit Securities to the Trust’s custodian (“Custodian”) and/or relevant sub-custodian (“Sub-Custodian”), the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any Participant Client in connection with a transaction to purchase Shares or (ii) any provision of the 1933 Act and regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction, and no such securities are “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act.

b. Corporate Actions. With respect to any Creation Order of a particular Fund, such Fund acknowledges and agrees to return to the Participant any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or Participant Client.

c. Beneficial Ownership. The Participant represents and warrants to the Distributor, Transfer Agent and the Trust that (based upon the number of outstanding Shares of each Fund made publicly available by the Trust) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. Such representation and warranty shall be deemed repeated with respect to each Creation Order for each Fund. If more than one Beneficial Owner is combined in any Creation Order, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group. The Participant understands and agrees that the order form relating to any Creation Order of any Fund shall state substantially the same foregoing representations and warranties.

The Distributor, Transfer Agent or the Trust may request information from the Participant regarding Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Fund Shares by a Beneficial Owner as a condition to the acceptance of Deposit Securities.

d. Sub-Custodian Account. The Participant understands and agrees that in the case of each Fund that invests in international or global equity securities, the Trust has caused its Custodian to maintain with the applicable Sub-Custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered the Deposit Securities for itself or any Participant Client in connection with any Creation Order, with any appropriate adjustments as advised by such Sub-Custodian or Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

e. Deposit Securities and/or Relevant Cash Amounts. The Participant understands that the amount of any cash and the identity and the required number of Deposit Securities, as applicable, to be included with respect to any Creation Order (based on information at the end of the previous Business Day) for each Fund will be made available on each Business Day, prior to the opening of business on the New York Stock Exchange (“NYSE”) through the facilities of the NSCC. The Participant understands that a Creation Unit will not be issued until the requisite cash and/or

Deposit Securities, as applicable, Transaction Fees and Taxes (as defined below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus and in accordance with any instructions provided by the Trust, the Custodian and/or Sub-Custodian with respect to cash payments, delivery and settlement.

4.	EXECUTION OF REDEMPTION REQUESTS.

a. Order Placement. The Participant represents, warrants and agrees that, as of the close of a Business Day on which it has placed any Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Series, it or the Participant Client, as the case may be, will own (within the meaning of Rule 200 of Regulation SHO) or has arranged to borrow for delivery to the Trust on or prior to the settlement date of the Redemption Order, the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit. In either case, the Participant acknowledges that: (i) it has, or if applicable, its Participant Client has, full legal authority and legal right to tender for redemption the requisite number of Shares of the applicable Fund and to receive the entire proceeds of the redemption; and (ii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares being tendered, there are no restrictions precluding the tender and delivery of such Shares (including borrowed shares, if any) for redemption, free and clear of liens, on the redemption settlement date. In the event that the Distributor, Transfer Agent and/or the Trust have reason to believe that the Participant does not own or have available for delivery the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit to deliver by the settlement date, the Distributor, Transfer Agent and/or the Trust may require the Participant to deliver and/or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares of the relevant Series in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, Transfer Agent and/or the Trust, in their reasonable discretion, the Distributor may reject without liability the Redemption Order. Failure to deliver and/or execute the requested supporting documentation may result in a Participant’s Redemption Order being rejected as not in proper form.

b. Additional Payment on Redemption. In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference.

c. Corporate Actions. The Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the applicable Fund any dividend, interest, distribution or other corporate action paid to it or to Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Fund is entitled to reduce the amount of proceeds due to the Participant or Participant Client by an amount equal to any dividend, interest distribution or other corporate action paid to the Participant or to Participant Client in respect of any Fund Security that is transferred to the Participant or to Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund.

5.  PARTICIPANT RECORDS, POLICIES AND REPRESENTATIONS.

a. Maintenance of Records. The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon request.

b. Privacy. The Participant represents that it has procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable U.S. Federal and state laws, rules and regulations and will continue to do so throughout the term of this Agreement.

c. Shareholder Information. The Participant agrees: (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor and/or the Trust in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers that are shareholders of the Funds, the Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated or otherwise desire to deliver to their shareholders, after receipt from the Funds or the Distributor of sufficient, reasonable quantities of the same to allow mailing thereof to such customers.

d. Anti-Money Laundering. The Participant represents, covenants and warrants that it has established an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (viii) allows for appropriate regulators to examine its anti-money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable U.S. federal regulations. Any change in the foregoing shall result in the automatic termination of this Agreement, and Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

e. Marketing Materials. The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, the Trust, Creation Units or Shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to a Fund, Creation Units or Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for the Participant’s internal use only or brokerage communications prepared by the Participant in the normal course of its business and consistent with the Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor and such other Marketing Materials as may be approved in writing by the Distributor. The Participant understands that the Funds may not be advertised or marketed as open-end investment companies (i.e., as mutual funds) that offer redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant or an affiliate of the Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to a Fund (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Participant. The Participant acknowledges that the Trust, Distributor, Transfer Agent, the Trust’s investment adviser and their affiliates may disclose that the Participant is acting as an authorized participant with respect to the Trust’s Shares and has entered into this Agreement.

6.	AUTHORIZED PERSONS.

a. Certification. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor, the Transfer Agent and the Trust, duly certified as appropriate by its secretary or other duly authorized official, a certificate, in the form set forth in Attachment B (or pursuant to other documentation deemed acceptable by the Trust, Transfer Agent or Distributor in their sole discretion) (the “Certificate”), setting forth the names, signatures and other requested information of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an “Authorized Person”). Such Certificate may be accepted and relied upon by the Transfer Agent, the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent, the Distributor and the Trust of a superseding Certificate bearing a subsequent date.

b. Personal Identification Number. The Transfer Agent or Distributor, as the case may be, shall issue to each Authorized Person a unique personal identification number (“PIN”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated.

c. Termination of Authority. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, Transfer Agent and the Trust and such notice shall be effective upon receipt by the Distributor, Transfer Agent and the Trust.

d. Verification. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN have been properly placed by an Authorized Person, unless the Transfer Agent or Distributor, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN as provided herein. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an Order is being placed by an Authorized Person.

7.	PAYMENT OF CERTAIN FEES AND TAXES.

a. Transaction Fees. In connection with the purchase or redemption of Creation Units, the Participant agrees to pay on behalf of itself or the Participant Client the Transaction Fee prescribed in the Prospectus as applicable to the Participant’s transaction. The Trust reserves the right to adjust any Transaction Fee subject to any limitation as prescribed in the Prospectus.

b. Other Fees and Taxes. In connection with the purchase or redemption of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Deposit Securities or Fund Securities. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to the purchase or redemption of any Creation Units made pursuant to this Agreement is imposed, the Participant shall be also responsible for the payment of any such Taxes regardless of whether or not such Taxes are imposed directly on the Participant. To the extent the Trust, the Distributor or their agents pay any such Taxes or they are otherwise imposed, the Participant agrees to promptly indemnify and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This section shall survive the termination of this Agreement.

8.	INDEMNIFICATION.

This Section 8 shall survive the termination of this Agreement.

Participant’s Indemnification of the Distributor, Transfer Agent and Trust. The Participant hereby agrees to indemnify and hold harmless the Distributor, Transfer Agent, Trust and their respective subsidiaries, affiliates, directors, officers, partners, members, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost or expense suffered or incurred by such AP Indemnified Party resulting from, in connection with or arising out of (i) any breach by the Participant of any provision of this Agreement, (ii) any failure by Participant for any reason, fraudulent, negligent or otherwise, to comply with its obligations under this Agreement, (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”), in relation to its role as Participant, (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures (as may be amended from time to time) believed by the Distributor, the Transfer Agent and/or the Trust to be genuine and to have been given by the Participant or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Funds, Trust, Creation Units, Shares or any AP Indemnified Party that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, Marketing Material or sales literature described in Section 5.e. hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Funds, Trust, Creation Units, Shares or any AP Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. Notwithstanding the foregoing, the Participant shall not have any obligation to indemnify any AP

Indemnified Party under this Section 8 for any such losses, liabilities, damages, costs or expenses that are incurred as a result of, or in connection with, any gross negligence, bad faith or willful misconduct on the part of such AP Indemnified Party.

9.	LIMITATION OF LIABILITY.

This Section 9 shall survive the termination of this Agreement.

a. Express Duties. The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent. The parties understand and agree that the Trust is a limited a party to this Agreement for the sole purpose of accepting such Agreement. Accordingly, the Trust has not agreed to undertake any obligations under this Agreement nor made any representations or warranties under this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trust.

The Trust’s Declaration of Trust (as may be amended and/or restated) (each, a “Declaration of Trust”) which is hereby referred to and a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, provides that the name The Select Sector SPDR Trust means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that to the extent the Trust hereunder shall have been deemed to have obligations hereunder, such obligations shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

The Distributor and the Transfer Agent each agree that no provision in this Section 9 shall relieve such party from its obligations to a Trust under any servicing agreement that it has entered into with such Trust.

b. Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for: (i) the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or (ii) losses incurred by the Participant or Participant Client as a result of unauthorized use of any PIN. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 1.h. above.

c. Force Majeure. Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

d. Reliance on Instructions. The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

e. No Advancement by Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

f. Data Errors and Communication Delays. Neither the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

10.

NOTICES. Except as otherwise specifically provided in this Agreement, all notices and amendments required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by (i) personal delivery, (ii) postage prepaid registered or certified United States first class mail, return receipt requested, (iii) overnight traceable mail (e.g., Federal Express), (iv) facsimile, (v) electronic mail (e-mail) or (vi) similar means of same day delivery. Unless otherwise notified in writing, all notices to the Trust shall be given or sent as follows: State Street Bank and Trust Company, PO Box 5049, Boston, MA 02206, Attn.: The Select Sector SPDR Trust.

All notices to the Participant, Distributor or Transfer Agent, as the case may be, shall be directed to the address, telephone, facsimile numbers or e-mail addresses indicated below the signature line of such party; provided, however, in the case of communications by the Distributor or Transfer Agent to the Participant with respect to any Order as detailed in the Procedures, the Distributor and Transfer Agent shall contact an Authorized Person or other Participant designee at such telephone number, e-mail address or facsimile number provided by such person.

11.

TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Trust and may be terminated at any time by any party upon thirty days prior notice to the other parties (i) unless earlier terminated by the Trust in the event of a breach of this Agreement or the Procedures described herein by the Participant or (ii) in the event that the Trust is terminated for any reason.

This Agreement may be amended by the Trust from time to time by the following procedure: the Trust will provide a copy of any such amendment to the Distributor, the Transfer Agent and the Participant. If neither the Distributor, the Transfer Agent nor the Participant objects in writing to the amendment within ten (10) days, the amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Trust reserves the right to revise the Procedures or issue additional procedures relating to the manner of creating or redeeming Creation Units and the Participant, the Transfer Agent and the Distributor each agree to comply with such Procedures as may be issued from time to time.

12.

ENTIRE AGREEMENT. This Agreement and the Procedures, which are hereby incorporated herein by reference, supersede any prior agreement between or among the parties with respect to the subject matter contained herein and constitute the entire agreement among the parties regarding the matters contained herein.

13.

ASSIGNMENT. No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate so long as the acquiring entity is able to comply and fulfill the duties and obligations under this Agreement.

14.

SEVERANCE. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

15.	COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

16.

GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the Commonwealth of Massachusetts having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

17.

TRUST AS THIRD PARTY BENEFICIARY. The parties understand and agree that the Trust, as a third party beneficiary to this Agreement, is entitled and intend to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

18.	INTERPRETATION. Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

See next page for signatures

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the    day of           , 20  .

STATE STREET GLOBAL ADVISORS FUNDS DISTRIBUTORS, LLC

BY:

PRINTED NAME:

TITLE:

ADDRESS:	One Iron Street
Boston, MA 02210
TELEPHONE:	(617) 664-6278
FACSIMILE:	(617) 664-1860

STATE STREET BANK AND TRUST COMPANY

BY:

PRINTED NAME:

TITLE:

ADDRESS:

TELEPHONE:

FACSIMILE:

PARTICIPANT:

NAME:

NSCC#:

TAX ID#:

BY:

PRINTED NAME:

TITLE:

ADDRESS:

TELEPHONE:

FACSIMILE:

E-MAIL:

ACCEPTED BY:

THE SELECT SECTOR SPDR TRUST

BY:

PRINTED NAME:

TITLE:

SCHEDULE A

Listing of Funds

[ ]

A-1

ATTACHMENT A

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Creation Units of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”).

A Participant is required to have signed the Participant Agreement. Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Orders by Telephone.

a. Order Number. Call to Receive an Order Number. An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

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c. Await Receipt of Confirmation.

(i)

Clearing Process. The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii)

Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order),, the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

2.	Election to Place Orders by Internet.

a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes

2

only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c. Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.

Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4.

Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior

3

to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date. If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

4

ATTACHMENT B

AUTHORIZED PERSONS

THE SELECT SECTOR SPDR TRUST

The following individuals are Authorized Persons pursuant to Section 6 of the Participant Agreement between State Street Global Advisors Funds Distributors, LLC, State Street Bank and Trust Company and

,
Participant Name		NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1) Required information. (2) Required information to use the Web Order Site.

1